Exhibit 99.1

ACCELRYS ANNOUNCES FOURTH QUARTER AND FISCAL PERIOD ENDED DECEMBER 31, 2010 FINANCIAL RESULTS

San Diego, March 3, 2011 — Accelrys, Inc. (NASDAQ: ACCL) today reported financial results for the three and nine months ended December 31, 2010. As previously announced, the Company changed its fiscal year end from March 31 to December 31, resulting in a nine month transition reporting year from April 1, 2010 to December 31, 2010. GAAP revenue for the quarter ended December 31, 2010 increased $9.3 million to $31.3 million from $22.1 million for the same quarter of the previous year, or an increase of 42%. GAAP revenue for the nine months ended December 31, 2010 increased $18.0 million to $80.2 million from $62.2 million for the same period of the previous year, or an increase of 29%.

GAAP net loss was $15.6 million or ($0.28) per diluted share, for the current quarter compared to GAAP net income of $1.0 million, or $0.04 per diluted share, for the same quarter of the previous year. GAAP net loss was $20.6 million or ($0.44) per diluted share, for the nine months ended December 31, 2010 compared to GAAP net income of $3.6 million, or $0.13 per diluted share, for the same period of the previous year.

The GAAP results for the three and nine months ended December 31, 2010 were impacted by the business combination accounting associated with the Symyx Technologies, Inc. (“Symyx”) merger completed on July 1, 2010. Revenue, operating income, other income and net income for the three and nine months ended December 31, 2010 were negatively affected by fair value adjustments to both deferred revenue ($11.1 million and $23.7 million, respectively) and deferred royalty income ($0.2 million and $0.4 million, respectively). Operating income for such periods was negatively affected by the additional costs for business consolidation and restructuring ($4.4 million and $15.6 million, respectively), stock-based compensation expense ($0.8 million and $4.3 million, respectively) and purchased intangible asset amortization ($3.8 million and $7.6 million, respectively). Net income for such periods was also negatively impacted by additional purchased intangible asset amortization ($0.6 million and $1.2 million, respectively). Conversely, net income for the nine months ended December 31, 2010 was positively impacted by the release of valuation allowances ($14.9 million) against deferred tax assets associated with the net deferred tax liability that was recorded upon the consummation of the merger with Symyx.

Non-GAAP revenue for the quarter ended December 31, 2010 increased $20.4 million to $42.5 million from $22.1 million for the same quarter of the previous year, or an increase of 92%. Non-GAAP revenue for the nine months ended December 31, 2010 increased $41.7 million to $103.9 million from the $62.2 million for the same period of the previous year, or an increase of 67%.

Non-GAAP net income was $4.3 million, or $0.08 per diluted share, for the current quarter compared to non-GAAP net income of $1.6 million, or $0.06 per diluted share, for the same quarter of the previous year. Non-GAAP net income was $10.9 million, or $0.23 per diluted share, for the nine months ended December 31, 2010 compared to non-GAAP net income of $5.0 million, or $0.18 per diluted share, for the same period of the previous year.

Max Carnecchia, President and CEO, stated: “In 2010 we focused on merger integration and I am pleased that we completed key activities on schedule and according to plan. In 2011, we are focused on establishing a new operational baseline for the company, on optimizing the business and delivering against our integrated product roadmap. We have a solid foundation from which to execute, a strong management team and a product offering that uniquely positions us to help customers who differentiate themselves based on scientific innovation.”

Recent Business Highlights:

•	Completed the planned integration activities associated with the Symyx merger. The organizational structure, business processes and key business systems have been unified.

•

In a separate press release today, the Company announced the 2011 / 2012 company strategy to optimize the research and development value chain. Key to that strategy is the new Accelrys Enterprise R&D Architecture, which enables customers to more efficiently bring innovative and effective products from the research lab to customers through increased productivity, reduced costs, and improved quality and compliance.

•

Also in a separate press release today, the Company announced the release of Symyx Notebook by Accelrys version 6.6. This version combines new chemical and biological formulations capabilities with out-of-the-box integration with the Pipeline Pilot™ enterprise R&D platform and the Accelrys Isentris® decision support, demonstrating the progress the company is already making executing on the R&D value chain strategy.

Calendar Year 2011 Outlook

For the year ending December 31, 2011, the Company expects non-GAAP revenue to be between $155.0 and $160.0 million, and non-GAAP diluted earnings per share to be between $0.34 and $0.37 per diluted share on fully diluted weighted average shares outstanding of 56.5 million and using an effective tax rate of 40%.

Non-GAAP Financial Measures:

This press release describes financial measures for revenue, operating income, net income, and net income per diluted share that exclude deferred revenue fair value adjustments, stock-based compensation expense, purchased intangible assets amortization, business consolidation and restructuring costs (recoveries), non-GAAP income tax adjustments, and royalty income fair value adjustments. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles.

Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these measures, in addition to GAAP measures, when evaluating and comparing the Company’s operating performance against internal financial forecasts and budgets. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

For additional information on the items excluded by the Company from its non-GAAP financial measures please refer to the Form 8-K regarding this release that was furnished today to the Securities and Exchange Commission.

The following table contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures (unaudited, amounts in thousands, except per share amounts, including footnotes):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
GAAP revenue	$31,330	$22,071	$80,205	$62,200
Deferred revenue fair value adjustment[1]	11,137	—	23,698	—

Non-GAAP revenue	$42,467	$22,071	$103,903	$62,200

GAAP Operating income (loss)	$(14,388)	$1,122	$(36,040)	$4,046
Deferred revenue fair value adjustment[1]	11,137	—	23,698	—
Business consolidation and restructuring costs (recoveries)[2]	4,449	(16)	15,614	(90)
Stock-based compensation expense[3]	787	1,107	4,298	2,916
Purchased intangible asset amortization[4]	3,829	41	7,599	803

Non-GAAP Operating income	$5,814	$2,254	$15,169	$7,675

GAAP Net income (loss)	$(15,647)	$979	$(20,608)	$3,569
Deferred revenue fair value adjustment[1]	11,137	—	23,698	—
Business consolidation and restructuring costs (recoveries) [2]	4,449	(16)	15,614	(90)
Stock-based compensation expense[3]	787	1,107	4,298	2,916
Purchased intangible asset amortization[4]	4,452	41	8,845	803
Royalty income fair value adjustment[5]	204	—	408	—
Income tax[6]	(1,052)	(547)	(21,336)	(2,221)

Non-GAAP Net income	$4,330	$1,564	$10,919	$4,977

GAAP Diluted net income (loss) per share	$(0.28)	$0.04	$(0.44)	$0.13
Deferred revenue fair value adjustment[1]	0.20	—	0.50	—
Business consolidation and restructuring costs (recoveries) [2]	0.08	—	0.33	—
Stock-based compensation expense[3]	0.01	0.04	0.09	0.11
Purchased intangible asset amortization[4]	0.08	—	0.19	0.03
Royalty income fair value adjustment[5]	—	—	0.01	—
Income tax[6]	(0.02)	(0.02)	(0.45)	(0.08)

Non-GAAP Diluted net income per share[7]	$0.08	$0.06	$0.23	$0.18

[1]

Deferred revenue fair value adjustment relates to our merger with Symyx, and adds back the impact of writing down the acquired historical deferred revenue to fair value as required by purchase accounting.

[2]

Business consolidation and restructuring costs (recoveries) are included in the business consolidation and restructuring costs (recoveries) line in our consolidated statements of operations and consist of accounting, legal, and other fees incurred in connection with our merger with Symyx, as well as costs incurred to integrate Symyx, including consultant and employee related costs incurred during integration and transition periods. Also included are lease obligation exit costs, facility closure costs and severance and other related costs incurred in connection with the various restructuring activities commenced by the Company.

[3]	Stock-based compensation expense is included in our consolidated statements of operations as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
Cost of revenue	$76	$86	$179	$198
Product development	251	253	794	704
Sales and marketing	260	305	940	763
General and administrative	525	463	1,506	1,251
Business consolidation and restructuring costs (recoveries)	(325)	—	879	—

Total stock-based compensation expense	$787	$1,107	$4,298	$2,916

[4]	Purchased intangible asset amortization is included in our consolidated statements of operations as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
Amortization of completed technology	$2,473	$41	$4,887	$803
Amortization of purchased intangible assets	1,356	—	2,712	—
Interest and other income, net	623	—	1,246	—

Total purchased intangible amortization expense	$4,452	$41	$8,845	$803

[5]	Royalty income fair value adjustment relates to our merger with Symyx, and adds back the impact of writing down deferred royalty income to fair value as required in purchase accounting.
[6]

Income tax adjustments relate to adjusting our non-GAAP operating results to reflect an effective tax rate of 40% that would be applied if the Company was in a taxable income position and was not able to utilize its net operating loss carryforwards. The income tax adjustment also excludes any impact of a release of our valuation allowance against deferred tax assets. We have restated prior year amounts to include this income tax adjustment to conform to current period presentation.

[7]	Earnings per share amounts for the three months ended December 31, 2010 and the nine months ended December 31, 2009 do not add due to rounding.

Conference Call Details:

At 8:30 a.m. ET, March 3, 2011, Accelrys will conduct a conference call to discuss its financial results. To participate, please dial (866) 393-7459 (+ (706) 643-4624 outside the United States) and enter the access code, 42118313, approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accelrys website at www.accelrys.com.

A replay of the conference call will be available online at www.accelrys.com and via telephone by dialing (800) 642-1687 (+1 (706) 645-9291 outside the United States) and entering access code, 42118313, beginning 10:30 a.m. ET on March 3, 2011 through 11:59 p.m. ET on April 4, 2011.

About Accelrys:

Accelrys (NASDAQ:ACCL), a leading scientific enterprise R&D software and services company, supports industries and organizations that rely on scientific innovation to differentiate themselves. Accelrys’ Enterprise Research & Development Architecture, built on the industry leading Pipeline Pilot™ platform, provides a broad, flexible scientific solution optimized to integrate the diversity of science, experimental processes and information requirements across the research, development, process scale-up and early manufacturing phases of product development. Configurable scientific applications built on the platform include our enterprise electronic lab notebook; market- leading scientific informatics and data management applications; and modeling and simulation software. Accelrys enables scientific innovators to access, organize, analyze and share data in unprecedented ways, ultimately enhancing innovation, improving productivity and compliance, reducing costs and speeding time from lab to market.

Headquartered in San Diego, Calif., Accelrys has more than 1,300 customers in the life sciences, energy, chemical, aerospace, consumer products and industrial products industries and employs approximately 150 full-time PhD scientists. For more information about Accelrys, visit www.accelrys.com.

Forward-Looking Statements:

Statements contained in this press release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s expected non-GAAP revenue and diluted earnings per share for the year ending December 31, 2011 and statements relating to the Company’s long-term prospects and execution of its strategic plans, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks that the Company will not achieve its expected non-GAAP revenue or diluted earnings per share for the year ending December 31, 2011 and/or that the Company will not successfully execute its strategic plans, in each case due to, among other possibilities, an inability to withstand negative conditions in the global economy or a lack of demand for or market acceptance of the Company’s products. Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended March 31, 2010, quarterly reports on Form 10-Q and current reports on Form 8-K. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements, and the Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:

Accelrys, Inc.

Michael A. Piraino

Executive Vice President &

Chief Financial Officer

858-799-5200

Investor Relations

MKR Group

Charles Messman or Todd Kehrli

323-468-2300

accl@mkr-group.com

ACCELRYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
Revenue	$31,330	$22,071	$80,205	$62,200
Cost of revenue:
Cost of revenue	10,456	4,193	23,528	10,524
Amortization of completed technology	2,473	41	4,887	803

Total cost of revenue	12,929	4,234	28,415	11,327

Gross profit	18,401	17,837	51,790	50,873

Operating expenses:
Product development	8,890	3,733	22,080	11,634
Sales and marketing	13,937	9,706	34,848	26,337
General and administrative	4,482	3,292	11,697	8,946
Business consolidation and restructuring costs (recoveries)	4,124	(16)	16,493	(90)
Purchased intangible asset amortization	1,356	—	2,712	—

Total operating expenses	32,789	16,715	87,830	46,827

Operating income (loss)	(14,388)	1,122	(36,040)	4,046
Interest and other income, net	577	352	1,377	620

Income (loss) before taxes	(13,811)	1,474	(34,663)	4,666
Income tax expense (benefit)	1,836	495	(14,055)	1,097

Net income (loss)	$(15,647)	$979	$(20,608)	$3,569

Basic and diluted net income (loss) per share	$(0.28)	$0.04	$(0.44)	$0.13

Weighted average shares used to compute basic and diluted net income (loss) per share
Basic	55,732	27,602	46,446	27,470
Diluted	55,732	27,788	46,446	27,704

ACCELRYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2010	March 31, 2010
	(unaudited)	(audited)
Assets
Cash, cash equivalents, and marketable securities[1]	$141,052	$93,082
Trade receivables, net	29,489	22,745
Long-term investments	18,510	—
Other assets, net[2]	174,231	55,378

Total assets	$363,282	$171,205

Liabilities and stockholders’ equity
Current liabilities, excluding deferred revenue	36,846	16,823
Total deferred revenue[3]	67,459	61,325
Noncurrent liabilities, excluding deferred revenue	11,331	6,953
Total stockholders’ equity	247,646	86,104

Total liabilities and stockholders’ equity	$363,282	$171,205

[1]

Cash, cash equivalents, and marketable securities consist of the following line items in our consolidated balance sheet: Cash and cash equivalents; Marketable securities; Marketable securities, net of current portion; and Restricted cash

[2]

Other assets, net, consists of the following line items in our consolidated balance sheet: Prepaid expenses, deferred tax assets and other current assets; Property and equipment, net; Goodwill; Purchased intangible assets, net; and Other assets.

[3]	Total deferred revenue consists of the following line items in our consolidated balance sheet: Current portion of deferred revenue; and Deferred revenue, net of current portion